Exhibit 23
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements No. 33-37553, No. 2-94198, and No. 33-88946 on Form S-8 of Penford Corporation of our report dated February 11, 2011 with respect to the financial statements and supplemental schedule of the Penford Corporation Savings and Stock Ownership Plan, which appears in this Form 11-K.

February 17, 2011 Denver, Colorado	/s/ Ehrhardt Keefe Steiner & Hottman PC
EHRHARDT KEEFE STEINER & HOTTMAN PC

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